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                                                                   Exhibit 10.51


                                       MANAGEMENT CONSULTING AGREEMENT (the
                                       "AGREEMENT"), dated as of November 7,
                                       2001, by and between DONJOY, L.L.C., a
                                       Delaware limited liability company
                                       ("DONJOY") and J.P. MORGAN FAIRFIELD
                                       PARTNERS, LLC, a Delaware limited
                                       liability company ("JPM FAIRFIELD").

                  WHEREAS, pursuant to a Recapitalization Agreement (the "RECAPITALIZATION AGREEMENT"), dated as of April 29, 1999, J.P. Morgan DJ Partners, LLC (f/k/a Chase DJ Partners, LLC, "JPM DJ"), Smith & Nephew, Inc. and DonJoy, JPM DJ, whose managing member is JPM Fairfield, obtained a controlling interest in DonJoy;

                  WHEREAS, at the time of the consummation of the transactions contemplated by the Recapitalization Agreement, J.P. Morgan Partners, LLC ("JPMP"), JPM Fairfield and DonJoy had a business agreement (the "ARRANGEMENT") pursuant to which DonJoy would become obligated to make a payment to JPMP based upon the achievement of certain performance targets of DonJoy, in an aggregate amount not to exceed $250,000 per annum (the "EXISTING FEE");

                  WHEREAS, pursuant to the Arrangement, DonJoy (i) paid JPMP $250,000 in the 2000 calendar year relating to the acquisition by dj Orthopedics, LLC of certain of the assets and liabilities of DePuy Orthopaedic Technology, Inc. and (ii) would be obligated to make a payment of $250,000 to JPMP or its designee upon consummation of the Company IPO (defined below);

                  WHEREAS, dj Orthopedics, Inc., a Delaware corporation (the "COMPANY") has filed a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the initial public offering of its shares of common stock, $.01 par value per share (the "COMPANY IPO");

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of October 26, 2001, among DonJoy, the Company and DJ Acquisition Corporation, a wholly-owned subsidiary of the Company (the "MERGERSUB"), immediately prior to the consummation of the Company IPO, the MergerSub will merge with and into DonJoy, as a result of which DonJoy will become a wholly-owned subsidiary of the Company; and

                  WHEREAS, the parties hereto wish to memorialize the Arrangement in writing and to amend the terms of the Arrangement to (i) eliminate the performance targets of DonJoy upon which the Existing Fee was based, (ii) provide that the payment of fees to JPM Fairfield will be based solely upon the management, consulting and advisory services performed by JPM Fairfield hereunder, and (iii) provide that payments to be made by DonJoy are made directly to JPM Fairfield instead of JPMP.

                  NOW, THEREFORE, in consideration of the obligations and covenants contained herein, the parties hereto agree as follows:

                  SECTION 1. TERM. The term of this Agreement shall be from the date hereof until the first to occur of (i) the date on which Charles T. Orsatti, the managing member of JPM Fairfield, shall


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no longer serve as a member of the board of directors of the Company, (ii) JPM
DJ (or the members of JPM DJ, if JPM DJ should distribute its interests in the Company to such members) shall cease to beneficially own or control at least 5% of the issued and outstanding common stock, $.01 par value per share, of the Company (the "COMMON STOCK") (including in the number of shares of Common Stock held by JPM DJ, all options, warrants and other rights to purchase Common Stock held by JPM DJ) and (iii) the tenth anniversary of the date of this Agreement (the "TERM").

                  SECTION 2. MANAGEMENT CONSULTING SERVICES. During the Term, JPM Fairfield shall (i) advise the Company (which for purposes of this Section 2 and Section 3 below shall mean, prior to the Company IPO, DonJoy and upon consummation of the Company IPO, dj Orthopedics, Inc.) concerning any proposed financial transactions, acquisitions and other senior management matters related to the Company's business, administration and policies, (ii) act as a liaison with JPMP, the Company's other institutional investors and the Company's lenders and (iii) perform such other tasks and functions as the Company shall specifically and reasonably request (clause (i), (ii) and (iii), collectively referred to herein as, the "SERVICES"). Such Services shall, in JPM Fairfield's reasonable discretion, be rendered by JPM Fairfield in person, by telephone or other suitable communication. JPM Fairfield shall be free of control by the Company over the manner and time of rendering its services hereunder, and the Company shall have no right to dictate or direct the details of the services rendered hereunder. JPM Fairfield shall (i) use its reasonable efforts to deal effectively with all subjects submitted to it hereunder and (ii) endeavor to further, by performance of its services hereunder, the policies and objectives of the Company.

                  SECTION 3. MANAGEMENT FEE. In consideration for the provision of Services provided by JPM Fairfield to the Company pursuant to SECTION 2, during the Term, the Company shall pay to JPM Fairfield an annual fee equal to $250,000 (the "MANAGEMENT FEE"). Such Management Fee shall become due and payable on July 1st of each year during the Term or such other date as the parties hereto shall mutually agree. The Management Fee shall be payable regardless of whether JPM Fairfield has performed any services for the Company during the year to which such Management Fee relates and JPM Fairfield shall not be under any obligation to return such Management Fee.

                  SECTION 4. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail, telecopied to the intended recipient at the telecopy number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

                   if to the Company or DonJoy:

                           dj Orthopedics, Inc.
                           2985 Scott St.
                           Vista, CA 92083
                           Telephone:    760-734-3530
                           Telecopy:     760-734-3536
                           Attention:    Chief Executive Officer


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                  if to JPM Fairfield:

                           J.P. Morgan Fairfield Partners, LLC
                           600 Cleveland St.
                           Suite 1100
                           Clearwater, FL 33755
                           Telephone:    727-449-0067
                           Telecopy:     727-449-0090
                           Attention:    Charles T. Orsatti

                  with copies to:

                           J.P. Morgan Partners, LLC
                           Attn: Official Notices Clerk
                           (FBO:  Mitchell J. Blutt, M.D.)
                           1221 Avenue of the Americas
                           New York, New York 10020
                           Telephone:    212-899-3400
                           Telecopy:     212-899-3401

                           O'Sullivan LLP
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Telephone:    212-408-2400
                           Telecopy:     212-408-2420
                           Attention:    Gregory A. Gilbert, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been duly given and received (i) when delivered, if personally delivered, sent by telecopier or sent by overnight courier and (ii) on the fifth business day following the date posted, if sent by mail.

                  SECTION 5. ENTIRE AGREEMENT. This Agreement contains the complete and exclusive expression of the agreement between DonJoy and JPM Fairfield with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect hereto.

                  SECTION 6. ASSIGNMENT. This Agreement shall not be assigned by any party without the consent of the other party, except that DonJoy may assign its rights and obligations hereunder to the Company or any of its subsidiaries.

                  SECTION 7. BENEFITS OF AGREEMENT. The terms and provisions of this Agreement shall be binding upon, and will inure to the benefit of, the parties hereto and their respective successors and permitted assigns.


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                  SECTION 8. AMENDMENTS AND WAIVERS. The terms and provisions of this Agreement shall not be modified, altered or otherwise amended, except pursuant to a writing signed by the parties. Any waiver by either party of a breach of any provision of this Agreement by the other party shall be in writing and shall not operate or be construed as a waiver of any other or subsequent breach by such other party.

                  SECTION 9. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  SECTION 10. HEADINGS. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

                  SECTION 11. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

                                    * * * * *


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                  IN WITNESS WHEREOF, the parties have caused this Management
Consulting Agreement to be duly executed as of the date first above written.

                                         DONJOY, L.L.C.



                                         By:   /s/ Leslie H. Cross
                                              ----------------------------------
                                              Name: Leslie H. Cross
                                              Title:  Chief Executive Officer


                                         J.P. MORGAN FAIRFIELD PARTNERS, LLC



                                         By:   /s/ Charles T. Orsatti
                                              ----------------------------------
                                              Name: Charles T. Orsatti
                                              Title:   Managing Member




ACKNOWLEDGED AS OF THE DATE
FIRST ABOVE WRITTEN


DJ ORTHOPEDICS, INC.



By: /s/ Cyril Talbot III
   --------------------------------------------
     Name:  Cyril Talbot III
     Title: Senior Vice President - Finance,
            Chief Financial Officer & Secretary